EXHIBIT 99.1 FOR IMMEDIATE RELEASE Federal Signal Executes Agreement to Acquire Truck Bodies and Equipment International Federal Signal to expand focus on maintenance and infrastructure categories, leverage manufacturing expertise and diversify end-markets OAK BROOK, Illinois, May 8, 2017 — Federal Signal Corporation (NYSE:FSS) (“the Company”), a leader in environmental and safety solutions, today announced the signing of a definitive agreement to acquire Truck Bodies and Equipment International (“TBEI”), a leading U.S. manufacturer of dump truck bodies and trailers, for $270 million, subject to post-closing adjustments. This represents a multiple of 7.2x TBEI’s EBITDA for the twelve-month period ending March 31, 2017, before accounting for synergies. The acquisition will enable the Company to strengthen its market position as a specialty vehicle manufacturer in maintenance and infrastructure markets. This transaction will also allow the Company to leverage its expertise in building chassis-based vehicles, significantly expand its exposure to higher growth industrial end-markets and balance the mix of revenues it generates from municipal and industrial markets. The transaction is expected to be immediately accretive to the Company’s margins and earnings per share (“EPS”), excluding transaction costs and before giving effect to anticipated synergies. TRANSACTION HIGHLIGHTS - TBEI is expected to be combined with the businesses within the Company’s Environmental Solutions Group (“ESG”) to create a single platform providing municipal and industrial customers with a complete suite of maintenance and infrastructure equipment and supporting solutions. This platform will expand the Company’s leadership position in these markets and will provide a springboard for future organic growth and M&A - The transaction diversifies the Company’s current end markets through an expanded focus on infrastructure, construction, waste, rendering and other industrial end markets - The Company expects the acquisition to be modestly accretive to EPS in 2017, increasing to an annual run rate of between $0.07-$0.12 per share and $0.12-$0.17 per share by the second and third anniversary of the acquisition, respectively - The Company intends to apply its 80/20 principles to TBEI’s operations to further optimize an already strong business - Annual run-rate synergies are anticipated to be between $3-4 million, phased in over three years. Supply chain, cross-selling products from both ESG and the Safety and Security Systems Group through the TBEI distribution channel, leveraging our existing parts and distribution business and sharing of manufacturing best practices will drive the synergies - The Company intends to fund the acquisition through a combination of available cash and borrowings available under its existing credit agreement. Upon closing, the Company anticipates a debt to EBITDA ratio of approximately 2.7x - With the healthy combined cash flow from its legacy businesses and TBEI, the Company expects a rapid reduction in debt levels

TBEI has successfully built a portfolio of strong brands, which currently occupy premier market share positions in their respective product categories, through a combination of an intense focus on operational excellence, a comprehensive distribution strategy, and continuous attention to its customers’ primary requirements for a high- quality product and short lead times. During the twelve-month period ending March 31, 2017, TBEI generated revenues of $206 million and an EBITDA margin of approximately 18%. TBEI operates 5 manufacturing facilities throughout the U.S. and employs approximately 850 people. “The TBEI business is a strong strategic fit with our ESG businesses and allows us to broaden our focus on maintenance and infrastructure markets. With its large industrial customer base, TBEI will accelerate the achievement of our long-standing objective of balancing the mix of revenue streams between municipal and industrial. This acquisition is consistent with our disciplined capital deployment strategy, which targets the acquisition of high performing businesses that grow and compound our cash flow,” said Jennifer L. Sherman, President and Chief Executive Officer. “TBEI is an outstanding company with clear leadership positions in its end markets, a strong financial profile and a management team that will thrive as part of Federal Signal. This acquisition also represents a significant step towards the attainment of our strategic goal of profitably growing our revenues to over $1 billion.” TBEI’s President and Chief Executive Officer, Robert Fines, an executive with over 35 years of industry experience, including a variety of management positions within General Electric and Avery Dennison, will be joining Federal Signal’s management team. “We are excited to join the Federal Signal family and add TBEI’s six established brands to Federal Signal’s portfolio of market-leading businesses,” said Mr. Fines. “There are many similarities between TBEI’s operations and those of Federal Signal and we are confident in our ability to cross-pollinate manufacturing practices, leverage our distribution networks and create a leading platform to serve the needs of our customers.” Pending customary closing conditions and regulatory approvals, the transaction is expected to close within the next 90 days. CONFERENCE CALL Federal Signal will conduct a conference call to discuss the transaction at 10:00 a.m. Eastern Time today. The call may be accessed over the internet through Federal Signal’s website at federalsignal.com or by dialing phone number 1-800-231-9012 and entering the pin number 1170237. A replay will be available on Federal Signal’s website shortly after the call. About Federal Signal Federal Signal Corporation (NYSE: FSS) provides products and services to protect people and our planet. Founded in 1901, Federal Signal is a leading global designer, manufacturer and supplier of products and total solutions that serve municipal, governmental, industrial and commercial customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates two groups: Environmental Solutions and Safety and Security Systems. For more information on Federal Signal, visit: www.federalsignal.com. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 This release contains various forward-looking statements as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions; product and price competition; supplier and raw material prices; risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits; foreign currency exchange rate changes; interest rate changes; increased legal expenses and litigation results; legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. Contact: Ian Hudson, Interim Chief Financial Officer, +1-630-954-2000, ihudson@federalsignal.com